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                                                                     EXHIBIT 1.1

                                  $250,000,000

                            W. R. BERKLEY CORPORATION

                               6.25% SENIOR NOTES
                                    DUE 2037

                             UNDERWRITING AGREEMENT

                                FEBRUARY 9, 2007

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                                February 9, 2007

Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
     As Representatives of the Several Underwriters

c/o Citigroup Global Markets Inc.
     388 Greenwich Street
     New York, New York 10013

Dear Sirs and Mesdames:

            W. R. Berkley Corporation, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "UNDERWRITERS") $250,000,000 principal amount of its 6.25% Senior Notes due 2037 (the "SECURITIES") to be issued pursuant to the provisions of an Indenture, dated as of February 14, 2003, as supplemented by the Fifth Supplemental Indenture, to be dated as of February 14, 2007 (the "INDENTURE"), between the Company and The Bank of New York, as Trustee (the "TRUSTEE").

            The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, on Form S-3 (No. 333-128546) covering the registration of the securities of the Company, including the Securities, under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the Securities Act (the "RULES AND REGULATIONS") and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement. Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus and final prospectus supplement in accordance with the provisions of paragraph (b) of Rule 424 of the Rules and Regulations. "REGISTRATION STATEMENT" at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and any information in a prospectus or prospectus supplement deemed or retroactively deemed to be a part thereof pursuant to Rule 430B or 430C of the Rules and Regulations, that in any case has not been superseded or modified. "REGISTRATION STATEMENT" without reference to a time means the Registration Statement as of the time of the first contract of sale for the Securities, which time shall be considered the "EFFECTIVE DATE" of such Registration Statement relating to the Securities. For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B of the Rules and Regulations shall be considered to be included in the Registration Statement as of the time specified in Rule 430B of the Rules and Regulations. "STATUTORY PROSPECTUS" as of any particular time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including all information contained in a form of prospectus or prospectus supplement deemed to be a part

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thereof pursuant to Rule 430B or 430C of the Rules and Regulations that in any case has not been superseded or modified. For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B of the Rules and Regulations shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and not retroactively. "PROSPECTUS" means the Statutory Prospectus that discloses the public offering price and other final terms of the Securities and otherwise satisfies Section 10(a) of the Securities Act and the term "PRELIMINARY PROSPECTUS" means the Statutory Prospectus, as supplemented by the Preliminary Prospectus Supplement, dated February 9, 2007.

            For purposes of this Agreement, "ISSUER FREE WRITING PROSPECTUS" means any "issuer free writing prospectus," as defined in Rule 433(h) of the Rules and Regulations, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained or required to be retained in the Company's records pursuant to Rule 433(g) of the Rules and Regulations, "GENERAL USE ISSUER FREE WRITING PROSPECTUS" means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto and "LIMITED USE ISSUER FREE WRITING PROSPECTUS" means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus. All references to the terms "Registration Statement," "Prospectus" and "preliminary prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). For purposes of this Agreement, all references to the Registration Statement, Prospectus or any preliminary prospectus or to any amendment or supplement to any of them shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System.

            1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

            (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

            (b) (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the effective time of the Registration Statement relating to the Securities and (D) on the Closing Date, the Registration Statement conformed and will confirm in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) (A) on its date, (B) at the time of filing the Prospectus pursuant to Rule 424(b) of the Rules and Regulations and (C) on the Closing Date, the Prospectus will conform in all material respects to the requirements of the Securities Act

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      and the Rules and Regulations, (iii) as of 1:30 p.m. New York City time on the date of this Agreement (the "APPLICABLE TIME"), neither the General
      Use Issuer Free Writing Prospectus issued at or prior to the Applicable Time and the Statutory Prospectus identified in Schedule II attached hereto and all other documents set forth on Schedule II, all considered together (collectively, the "GENERAL DISCLOSURE PACKAGE"), nor any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to (A) statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon or in conformity with written information furnished to the Company by any Underwriter through the representative or representatives of the Underwriter (the "REPRESENTATIVES") specifically for use therein, (iv) (A) on its date, (B) at the time of its filing pursuant to Rule 424(b) of the Rules and Regulations and (C) on the Closing Date, the Prospectus does not include and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading, except that the foregoing does not apply to (A) statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), of the Trustee; and (v) the documents incorporated by reference in the Prospectus, at the time they were, or hereafter, are filed with the Commission, complied and, at any time when a prospectus relating to the Securities is required (or would be required, but for the provisions of Rule 172 of the Rules and Regulations) to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

            (c) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Securities and at the date of this Agreement, the Company was not and is not an "ineligible issuer" as defined in Rule 405 of the Rules and Regulations.

            (d) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or would omit to state a material fact

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      necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (A) the Company has promptly notified or will promptly notify the Representatives and (B) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

            (e) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except in such jurisdictions where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT").

            (f) Each Significant Subsidiary (as defined below) of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus; and each Significant Subsidiary of the Company is, to the extent applicable, duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects. As used herein, "SIGNIFICANT SUBSIDIARIES" means Admiral Insurance Company, Berkley Regional Insurance Company, Berkley Insurance Company and Nautilus Insurance Company, which are currently the only operating insurance companies that are "significant subsidiaries" of the Company as that term is defined in Rule 1-02(w) of Regulation S-X of the Rules and Regulations.

            (g) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, and on the Closing Date (as defined below) will be duly executed and delivered by the Company and a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

            (h) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement on the

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      Closing Date, such Securities will be duly executed, authenticated, issued and delivered and entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and the Securities and the Indenture will conform to the information in the General Disclosure Package and will conform to the descriptions thereof in the Prospectus.

            (i) Except as disclosed in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

            (j) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

            (k) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, except such as have been obtained and made under the Securities Act, as contemplated under Section 5(a) hereof, and such as may be required under state securities laws.

            (l) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiaries of the Company or any of their material properties, or any material agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

            (m) This Agreement has been duly authorized, executed and delivered by the Company.

            (n) Except as disclosed in the General Disclosure Package and the Prospectus, the Company and its Significant Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would affect the value thereof or interfere with the use

                                      -5-
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      made or to be made thereof by them, other than liens, encumbrances and defects that would not individually or in the aggregate have a Material Adverse Effect; and except as disclosed in the General Disclosure Package and the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would individually or in the aggregate have a Material Adverse Effect.

            (o) The Company and its Significant Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Significant Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

            (p) The Company has made all required filings under applicable insurance holding company statutes, and has received approvals of acquisition of control and/or affiliate transactions, in each jurisdiction in which such filings or approvals are required, except where the failure to have made such filings or receive such approvals in any such jurisdiction would not have individually or in the aggregate a Material Adverse Effect; each of the Company's Significant Subsidiaries that is required to be organized and licensed as an insurance or reinsurance company (the "INSURANCE SUBSIDIARIES") in its jurisdiction of incorporation is duly organized and licensed as an insurance or reinsurance company in its respective jurisdiction of incorporation, and each such Significant Subsidiary is duly licensed or authorized as an insurer or reinsurer (the "INSURANCE LICENSES") in each other jurisdiction in which such licensing or authorization is required, except where the failure to be so licensed or authorized in any such jurisdiction would not have individually or in the aggregate a Material Adverse Effect; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that would reasonably be expected to lead to the revocation, termination or suspension of any such Insurance Licenses, the revocation, termination or suspension of which would have individually or in the aggregate a Material Adverse Effect; and except as disclosed in the General Disclosure Package and the Prospectus, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends of any Company subsidiary to its respective parent which would have individually or in the aggregate a Material Adverse Effect.

            (q) The Company and each of its Significant Subsidiaries is in compliance with the requirements of all laws, ordinances, governmental rules or regulations or court decrees to which it may be subject, and has filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to so comply or file would not individually or in the aggregate have a Material Adverse Effect.

            (r) Except as disclosed in the General Disclosure Package and the Prospectus, neither the Company nor any of its Insurance Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained in reinsurance treaties, contracts, agreements and arrangements to which the Company or any of its Insurance Subsidiaries is a party, except for such

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      violations or defaults which would not individually or in the aggregate have a Material Adverse Effect; neither the Company nor any of its Insurance Subsidiaries has received any notice from any of the other parties to such treaties, contracts, agreements or arrangements that such other party intends not to perform its obligations thereunder and none of them has any reason to believe that any of the other parties to such treaties, contracts, agreements or arrangements will be unable to perform its obligations thereunder, except to the extent that such nonperformance would not individually or in the aggregate have a Material Adverse Effect.

            (s) To the knowledge of the Company and its Insurance Subsidiaries, no change in any insurance law or regulation is pending that would reasonably be expected to have individually or in the aggregate a Material Adverse Effect, except as described in the General Disclosure Package and the Prospectus.

            (t) No labor dispute with the employees of the Company or any Significant Subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have individually or in the aggregate a Material Adverse Effect.

            (u) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") materially necessary to conduct the business now operated by them and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

            (v) Except as disclosed in the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.

            (w) Except as disclosed in the General Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such

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      actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

            (x) KPMG LLP, who have certified the financial statements and supporting schedules of the Company and its subsidiaries contained in the General Disclosure Package and the Prospectus, are independent public accountants within the meaning of the Securities Act and the Rules and Regulations; except as disclosed in the General Disclosure Package and the Prospectus, the financial statements included or incorporated by reference in the Registration Statement and the General Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown; except as disclosed in the General Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; except as disclosed in the General Disclosure Package and the Prospectus, the schedules included or incorporated in the Registration Statement present fairly the information required to be stated therein; and except as disclosed in the General Disclosure Package and the Prospectus, the Company and its Insurance Subsidiaries have made no material change in their insurance reserving practices since the most recent audited financial statements included in the General Disclosure Package and the Prospectus.

            (y) The statutory annual and quarterly statements of the Insurance Subsidiaries required to file such statutory statements and the statutory balance sheets and income statements included in such statutory annual and quarterly statements, most recently filed in each jurisdiction, have been prepared in conformity with required or permitted or prescribed statutory accounting principles or practices applied on a consistent basis, except as may otherwise be indicated in the notes thereto, and present fairly the financial position of the Insurance Subsidiaries (on a statutory basis) for the period covered thereby.

            (z) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (aa) Except as disclosed in the General Disclosure Package and the Prospectus and except for regular dividends declared or paid consistent with past practice, since the date of the latest audited financial statements included in the General Disclosure Package and the Prospectus,
      (i) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries

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      taken as a whole, (ii) there have not been any transactions entered into by the Company or any of its subsidiaries other than in the ordinary course of business which are material to the Company and its subsidiaries taken as a whole, and, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (bb) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

            2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth in Schedule I hereto opposite its name at 98.909% of their principal amount (the "PURCHASE PRICE") plus accrued interest, if any, from February 14, 2007 to the date of payment and delivery.

            3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public initially at 99.784% of their principal amount (the "PUBLIC OFFERING PRICE") plus accrued interest, if any, from February 14, 2007 to the date of payment and delivery and to certain dealers selected by you at a price that represents a concession not in excess of 0.5% of their principal amount under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession to certain other dealers not to exceed 0.25% of the principal amount of the Securities.

            4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities at 9:00 a.m., New York City time, on February 14, 2007, or at such other time on the same or such other date, not later than February 22, 2007, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

            Certificates for the Securities shall be in global form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Securities shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

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            5. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

            (a) The Company has filed or will file each Statutory Prospectus (including the Prospectus) with the Commission pursuant to and in accordance with Rule 424(b) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433 of the Rules and Regulations.

            (b) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Prospectus or the General Disclosure Package and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; provided, however, the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

            (c) The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405 of the Rules and Regulations, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a "PERMITTED FREE WRITING PROSPECTUS." The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433 of the Rules and Regulations, and has complied and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

            (d) The Company will prepare a final term sheet relating to the Securities, containing only information that describes the final terms of the Securities and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) of the Rules and Regulations following the date such final terms have been established for all classes of the offering of the Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Securities or their offering or (y) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not "issuer information," as defined in Rule 433 of the Rules and

      Regulations, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

            (e) If, at any time when a prospectus relating to the Securities as in the opinion of counsel for the Underwriters is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the General Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary during the same period to amend or supplement the General Disclosure Package or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the provisions of the Securities Act, the Exchange Act or the Trust Indenture Act, the Company promptly will notify the Representatives of such event, and if such event shall occur or if, in the opinion of counsel for the Underwriters, it is necessary at any time to amend the General Disclosure Package or the Prospectus to comply with the Securities Act, the Company will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

            (f) As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

            (g) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case prior to 3:00 P.M. New York City time on the business day next succeeding the date of this Agreement or as soon as possible, with respect to any amendment or supplement, during the period mentioned in Section 5(c) above and in such quantities as the Representatives reasonably request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

            (h) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives reasonably designate and will continue such qualifications in effect so long as required for the distribution; provided, that in connection therewith the Company shall not be required to qualify to do business in any jurisdiction or to file or consent or otherwise subject itself to service of process or taxation in any jurisdiction where it is not already so subject.

            (i) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

            (j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Indenture, the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing certificates representing the Securities, (iv) any fees charged by securities rating services for rating the Securities, (v) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vi) travel and lodging expenses of officers and employees of the Company for any "road show" undertaken in connection with the marketing of the offering of the Securities, and one-half of the cost of any aircraft chartered in connection with the road show, and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

            6. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

            (a) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. The final term sheet described in Section 5(d) and identified in Section 2.a of Schedule II shall have been filed within the period required by Rule 433(d)(5)(ii) of the Rules and Regulations following the date such final terms have been established for all classes of the offering of the Securities. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

            (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                  (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.; and

                  (ii) there shall not have occurred any change, or any
            development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

            (c) The Underwriters shall have received on the Closing Date an opinion of Willkie Farr & Gallagher LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

                  (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware;

                  (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, General Disclosure Package and the Prospectus;

                  (iii) The Indenture has been duly qualified under the Trust
            Indenture Act, has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                  (iv) The Securities have been duly authorized by all necessary corporate action, have been executed, authenticated, issued and delivered and are entitled to the benefits of the Indenture and are valid and binding obligations of the Company, enforceable in accordance with their terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and the Securities and the Indenture will conform to the information in the General Disclosure Package and will conform in all material respects to the descriptions thereof in the Prospectus;

                  (v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Securities by the Company, except such as have been obtained and made under the Securities Act and such as may be required under state securities and insurance laws, and the execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not conflict with or constitute a breach of, or default under, the certificate of incorporation or by-laws of the Company;

                  (vi) The Registration Statement has become effective under the
            Securities Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the Registration Statement and the Prospectus (but not including the Form T-1 heretofore referred to or any document incorporated by reference in the Registration Statement or the Prospectus), as of the date of this Agreement, and any amendment or supplement thereto, and as of its date, complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus;

                  (vii) This Agreement has been duly authorized, executed and delivered by the Company;

                  (viii) The information in the Prospectus and the General
            Disclosure Package under the captions "Description of the Debt Securities," "Description of Notes," "Plan of Distribution" and "Underwriters," to the extent that such information is applicable to the Securities and constitutes matter of law or legal conclusions or descriptions of documents referred to therein, has been reviewed by such counsel and is correct in all material respects; and

                  (ix) The Company is not and, after giving effect to the
            offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

            The opinion of Willkie Farr & Gallagher LLP described in this
      Section 6(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

            In rendering such opinions, such counsel may state that (i) its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the corporate law of the State of Delaware and (ii) it has relied, as to matters of fact to the extent it deems proper, on certificates of responsible officers of the Company or public officials. In addition to the matters set forth above, such counsel shall state that it has no reason to believe that (x) the Registration Statement, as of its effective date relating to the Securities or as of the Closing Date, or any amendment thereto, as of its effective time or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (y) the Prospectus, as of its date or as of such Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or
      (z) the General Disclosure Package and the Prospectus, as of the Applicable Time or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no view as to (A) the financial statements or other financial data contained in the Registration Statement or the Prospectus and (B) that part of the Registration Statement that constitutes the Form T-1 heretofore referred to.

            (d) The Underwriters shall have received on the Closing Date an opinion of Ira S. Lederman, Senior Vice President - General Counsel and Secretary of the Company, dated the Closing Date, to the effect that:

                  (i) The Company has an authorized capitalization as is set forth in the General Disclosure Package and the Prospectus;

                  (ii) The Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect;

                  (iii) Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct the business described in the Registration Statement, General Disclosure Package and the Prospectus and, to the extent applicable, is duly qualified as a foreign corporation to transact business and is in good standing as such in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification (except in such jurisdictions where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect) (such counsel may note in his opinion that insurance laws of certain of such jurisdictions where the Significant Subsidiaries hold an insurance license do not require such due qualification as a foreign corporation); except as set forth in the Registration Statement, General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are owned directly or indirectly by the Company, free and clear of any pledges, liens, encumbrances, claims or equities; and all such shares are fully paid and nonassessable;

                  (iv) There are no contracts, agreements or understandings
            known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

                  (v) To the best of such counsel's knowledge, there are no
            licenses, franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement or to be filed as an exhibit thereto other than those described therein or filed or incorporated by reference as exhibits thereto;

                  (vi) The execution and delivery of, and the performance by the
            Company of its obligations under, this Agreement, the Indenture and the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any Significant Subsidiary of the Company or the charter or by-laws of any such subsidiary, or, to the best of such counsel's knowledge, any of their material properties, or any material agreement, contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject;

                  (vii) The Company has made all required filings under
            applicable insurance holding company statutes, and has received approvals of acquisition of control and/or affiliate transactions, in each jurisdiction in which such filings or approvals are required, except where the failure to have made such filings or receive such approvals in any such jurisdiction would not reasonably be expected to have individually or in the aggregate a Material Adverse Effect; each of the Insurance Subsidiaries is duly organized and licensed as an insurance or reinsurance company in its respective jurisdiction of incorporation, and each such

            Insurance Subsidiary owns the Insurance Licenses in each other jurisdiction in which such licensing or authorization is required, except where the failure to be so licensed or authorized in any such jurisdiction would not reasonably be expected to have individually or in the aggregate a Material Adverse Effect; there is no pending or, to the best of such counsel's knowledge, threatened action, suit, proceeding or investigation that would be reasonably likely to lead to the revocation, termination or suspension of any such Insurance Licenses, the revocation, termination or suspension of which would reasonably be expected to have individually or in the aggregate a Material Adverse Effect; and except as disclosed in the General Disclosure Package and the Prospectus, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends of any Company subsidiary to its respective parent which would reasonably be expected to have individually or in the aggregate a Material Adverse Effect;

                  (viii) Except as would not individually or in the aggregate have a Material Adverse Effect and except as described in the General Disclosure Package and the Prospectus, (i) to the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein, and (ii) there are no pending legal or governmental proceedings, to the best of such counsel's knowledge, to which the Company or any subsidiary is a party or of which any of their property is the subject which are not described in the Registration Statement but are required to be so described in the Registration Statement, including ordinary routine litigation incidental to the business;

                  (ix) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act (other than the financial statements, supporting schedules and other financial information included or incorporated by reference therein, as to which no opinion need to be rendered), at the time they were filed with the Commission or delivered to the security holders, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; and

                  (x) The descriptions in the Registration Statement, Prospectus and General Disclosure Package of legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

            In rendering such opinions, such counsel may state that (i) its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the corporate law of the State of Delaware and (ii) it has relied, as to matters of fact to the extent it deems proper, on certificates of responsible officers of the Company or public officials. In addition to the matters set forth above, such counsel shall state that it has no reason to believe that (x) the Registration Statement, as of its effective date relating to the Securities or as of the Closing Date, or any amendment thereto, as of its effective time or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (y) the Prospectus, as of its date or as of such Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (z) the General Disclosure Package and the Prospectus, as of the Applicable Time or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no view as to (A) the financial statements or other financial data contained in the Registration Statement or the Prospectus and (B) that part of the Registration Statement that constitutes the Form T-1 heretofore referred to.

            (e) The Underwriters shall have received on the Closing Date an opinion of LeBoeuf, Lamb, Greene & MacRae LLP, counsel for the Underwriters, dated the Closing Date, with respect to the incorporation of the Company, the execution and delivery of this Agreement, the qualification, execution, delivery and enforceability of the Indenture, the authorization, validity and enforceability of the Securities, the Registration Statement, the Prospectus, the General Disclosure Package and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (f) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge and after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the General Disclosure Package and the Prospectus, (i) there has not occurred any downgrading, nor has any notice been given of any intended or potential downgrading or any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and (ii) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

            (g) The Underwriters shall have received on the date of this Agreement a letter in form and substance agreed to by LeBoeuf, Lamb, Greene & MacRae LLP, counsel for the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Prospectus and General Disclosure Package, which letter shall use a "cut-off date" not earlier than the date hereof (the "COMFORT LETTER"). The Underwriters shall also have received on the Closing Date a "bring down" comfort letter from KPMG LLP in the form of Exhibit A hereto.

            7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or any Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

            (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, any Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendments or supplements thereto.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or in admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

            (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

            (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            (f) The indemnity and contribution provisions contained in this
      Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

            8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if: (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (v) there shall have occurred any outbreak or escalation of hostilities or, any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse; and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(v), such event, singly or together with any other such event, makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

            9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

            If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this
Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the General Disclosure Package and the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

            10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at address and numbers of the Company set forth in the Registration Statement, Attention: Ira
S. Lederman, Senior Vice President - General Counsel and Secretary; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

            11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

            13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

            14. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

            (a) The Representatives have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters;

            (b) The price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

            (c) The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

            (d) The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty or claim on behalf of or in right if the Company, including stockholders, employees or creditors of the Company.

                                      Very truly yours,

                                      W. R. BERKLEY CORPORATION

                                      By:  /s/ W. Robert Berkley, Jr.
                                          --------------------------------
                                          Name:  W. Robert Berkley, Jr.
                                          Title:  Executive Vice President

Accepted as of the date hereof

CITIGROUP GLOBAL MARKETS INC.
CREDIT SUISSE SECURITIES (USA) LLC

     Acting severally on behalf
     of themselves and the
     several Underwriters named
     in Schedule I hereto

By:  CITIGROUP GLOBAL MARKETS INC.

     By:   /s/ Chandru M. Harjani
          -----------------------------------
          Name:  Chandru M. Harjani
          Title:  Vice President

By:  CREDIT SUISSE SECURITIES (USA) LLC

     By:   /s/ Sharon Harrison
          ----------------------------------
          Name:  Sharon Harrison
          Title:  Director

                                                                      SCHEDULE I

                                                                            PRINCIPAL AMOUNT OF
                                                                                 SECURITIES
                                    UNDERWRITER                               TO BE PURCHASED
Credit Suisse Securities (USA) LLC...................................          $125,000,000
Citigroup Global Markets Inc.........................................          $125,000,000
                              Total..................................          $250,000,000
                                                                               ============

                                                                     SCHEDULE II

1.   Statutory Prospectus Included in the General Disclosure Package

      a. Prospectus, dated September 29, 2005, included in the Registration Statement, as supplemented by the Preliminary Prospectus Supplement, dated February 9, 2007.

2. General Use Issuer Free Writing Prospectuses Included in the General Disclosure Package

      a. Final term sheet dated February 9, 2007, a copy of which is attached hereto.

3.    Other Information Included in the General Disclosure Package

      a.    None.

                                                                       EXHIBIT A

                        FORM OF BRING-DOWN COMFORT LETTER

This draft is furnished solely for the purpose of indicating the form of the letter that we would expect to be able to furnish the addressees in response to their request, the matters expected to be covered in the letter, and the nature of the procedures that we would expect to carry out with respect to such matters. Based on our discussions with the addressees, it is our understanding that the procedures outlined in this draft letter are those they wish us to follow. Unless the addressees inform us otherwise, we shall assume that there are not additional procedures they wish us to follow. The text of the letter itself will depend, of course upon the results of the procedures, which we would not expect to complete until shortly before the letter is given and in no event before the cut-off date indicated herein.

February 14, 2007

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

W. R. Berkley Corporation
475 Steamboat Road
Greenwich, CT  06830

Dear Sirs:

We have audited the consolidated balance sheets of W. R. Berkley Corporation (the "Company") and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholders' equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005. The consolidated financial statements, financial statement schedules and management's assessment of the effectiveness of internal control over financial reporting referred to above are incorporated by reference or included in the Company's annual report on Form 10-K for the year ended December 31, 2005, and incorporated by reference in the registration statement No. 333-128546 on Form S-3 filed by the Company under the Securities Act of 1933 (the "Act"); our reports with respect thereto, are also incorporated by reference in that registration statement. The registration statement is herein referred to as the "registration statement".

Page 2
Credit Suisse Global Markets (USA) LLC
Citigroup Global Markets Inc.
W. R. Berkley Corporation
February 14, 2007

In connection with the registration statement:

1. We are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (the "SEC") and the Public Company Accounting Oversight Board (United States) ("PCAOB").

2. In our opinion, the consolidated financial statements and financial statement schedules audited by us and incorporated by reference in the registration statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 and the related published rules and regulations adopted by the SEC.

3. We have not audited any financial statements of the Company, management's assessment of the effectiveness of internal control over financial reporting, or the effectiveness of internal control over financial reporting as of any date or for any period subsequent to December 31, 2005; although we have conducted an audit for the year ended December 31, 2005, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 2005, and for the year then ended, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, but not on the consolidated financial statements or internal control over financial reporting for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited condensed consolidated balance sheets as of March 31, 2006, June 30, 2006 and September 30, 2006, the unaudited condensed consolidated statements of income for the three-month periods ended March 31, 2006 and 2005, the three and six-month periods ended June 30, 2006 and 2005 and the three and nine-month periods ended September 30, 2006 and 2005 and the unaudited condensed consolidated statements of stockholders' equity and cash flows for the three-month periods ended March 31, 2006 and 2005, the six-month periods ended June 30, 2006 and 2005 and the nine-month periods ended September 30, 2006 and 2005 included in the Company's quarterly reports on Form 10-Q, incorporated by reference in the registration statement, or on the financial position, results of operations, cash flows or the effectiveness of internal control over financial reporting as of any date or for any period subsequent to December 31, 2005.

4. For purposes of this letter, we have read the 2006 minutes of the meetings of the stockholders, the board of directors and the audit committee of the Company as set forth in the minute books at February 8, 2007, officials of the Company having advised us that the minutes of all such meetings through that date, except for minutes of the November 1, 2006 meeting of the Board of Directors and the November 1, 2006 and January 5, 2007 meetings of the Audit Committee, which are still in draft form and not provided for us to read, were set forth therein; we have carried out other procedures to February 9, 2007 as follows (our work did not extend to February 14, 2007):

Page 3
Credit Suisse Global Markets (USA) LLC
Citigroup Global Markets Inc.
W. R. Berkley Corporation
February 14, 2007

            a. With respect to the three-month periods ended March 31, 2006 and 2005, the three and six-month periods ended June 30, 2006 and 2005 and the three and nine-month periods ended September 30, 2006 and 2005 for the Company we have:

            (i) Performed the procedures specified by the PCAOB for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the unaudited condensed consolidated financial statements for the periods described in paragraph 3, included in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 incorporated by reference in the registration statement.

            (ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in 4a(i) comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

            b. With respect to the period from October 1, 2006 to December
               31, 2006, we have:

            (i) Read the unaudited condensed consolidated financial statements of the Company and subsidiaries for the three-month period and the year ended December 31, 2006 furnished to us by the Company, officials of the Company having advised us that no such financial statements as of any date or for any period subsequent to December 31, 2006, were available.

            (ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in 4b(i) are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the registration statement. These officials have informed us that these financial statements are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the registration statement.

      The foregoing procedures do not constitute an audit conducted in accordance with the standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations about the sufficiency of the foregoing procedures for your purposes.

5. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

Page 4
Credit Suisse Global Markets (USA) LLC
Citigroup Global Markets Inc.
W. R. Berkley Corporation
February 14, 2007

     a.(i) Any material modifications should be made to the unaudited condensed consolidated financial statements described in 4a(i), incorporated by reference in the registration statement, for them to be in conformity with U.S. generally accepted accounting principles ("GAAP").

     a.(ii) The unaudited condensed consolidated financial statements described in 4a(i) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

     b. At December 31, 2006 there was (a) any change in capital stock, except for stock issued in this time period under existing employee stock incentive plans, increase in long-term debt, except for amortization of discount, or any decreases in consolidated total assets or stockholders' equity, excluding the effect of the change due to mark to market of the Company's investment portfolio in accordance with Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, as compared with amounts shown in the September 30, 2006 unaudited condensed consolidated balance sheet incorporated by reference in the registration statement, or (b) for the period from October 1, 2006 to December 31, 2006 there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net premiums earned or total net income, except in all instances for changes, increases or decreases that the registration statement discloses have occurred or may occur.

6. As mentioned in 4b(i), Company officials have advised us that no consolidated financial statements of the Company as of any date or for any period subsequent to December 31, 2006 are available; accordingly, the procedures carried out by us with respect to changes in consolidated financial statement items of the Company after December 31, 2006 have, of necessity, been limited. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters regarding whether at February 9, 2007 there was (a) any change in capital stock, except for stock issued in this time period under existing employee stock incentive plans, increase in long-term debt, except for amortization of discount, or any decreases in consolidated total assets or stockholders' equity, excluding the effect of the change due to mark to market of the Company's investment portfolio in accordance with Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, as compared with amounts shown on the December 31, 2006 unaudited consolidated balance sheet furnished to us by the Company or (b) for the period from January 1, 2007 to February 9, 2007 there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net premiums earned or total net income. On the basis of these inquiries and reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there were any such changes, increases, or decreases.

Page 5
Credit Suisse Global Markets (USA) LLC
Citigroup Global Markets Inc.
W. R. Berkley Corporation
February 14, 2007

7. For purposes of this letter, we have also read the circled items identified by you on the attached copy of the registration statement and pages of the Annual Report, the Annual Report on Form 10-K, the quarterly reports on Form 10-Q for the three-month period ended March 31, 2006, three and six-month periods ending June 30, 2006 and the three and nine-month periods ending September 30, 2006 and the news release dated February 8, 2007, as filed with the SEC on Form 8-K (announcing earnings of W.R. Berkley Corporation for the three months and year ending December 31, 2006) and have performed the following procedures, which were applied as indicated with respect to the symbols explained below:

      A. Compared specified dollar amounts, number of shares, percentages or ratios to the Company's audited consolidated financial statements or to dollar amounts, number of shares, percentages, or ratios derived from the Company's audited financial statements incorporated by reference in the registration statement and found them to be in agreement.

      B. Compared specified dollar amounts, number of shares, percentages, or ratios to the corresponding dollar amounts, number of shares, percentages, or ratios in the Company's unaudited consolidated interim financial statements for the periods incorporated by reference in the registration statement and found them to be in agreement.

      B-1 Compared specified dollar amounts to dollar amounts in, or derived from, the unaudited condensed, consolidated financial statements referred to in 4(b)(i) and found them to be in agreement.

      C. Compared specified dollar amounts, number of shares, percentages or ratios to dollar amounts, number of shares, percentages or ratios in schedules or analyses prepared by the Company and found them to be in agreement.

      C-1. Compared specified dollar amounts or percentages to dollar amounts or percentages in schedules or analyses prepared by the Company and found them to be in agreement. Officials of the Company stated that this financial information is not presented in conformity with U.S. generally accepted accounting principles. We make no comment as to the appropriateness of the presentation or the definition used in the classification of these items.

      D. Compared specified dollar amounts, number of shares, percentages or ratios to the Company's audited consolidated financial statements or to dollar amounts, number of shares, percentages, or ratios derived from the Company's audited financial statements not included or incorporated by reference in the registration statement and found them to be in agreement.

Page 6
Credit Suisse Global Markets (USA) LLC
Citigroup Global Markets Inc.
W. R. Berkley Corporation
February 14, 2007

      E. Proved arithmetic accuracy of the specified dollar amounts, number of shares, percentages and ratios based on the data in the above-mentioned financial statements, schedules or analyses.

      F. Proved arithmetic accuracy of the dollar amount in the caption "total" by adding the dollar amounts presented in the column above.

      G. We agreed the dollar amount in the caption "total capitalization" to the total of the dollar amounts "total stockholders' equity" plus "senior notes and other debt" plus "junior subordinated debentures" presented in the Company's unaudited consolidated interim balance sheets for the periods incorporated by reference in the registration statement and found them to be in agreement.

8. Our audits of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

9. It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraphs; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages referred to above. Further, we have addressed ourselves solely to the foregoing data, included or incorporated by reference in the registration statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

10. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the registration statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the registration statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the registration statement.

11. We have no responsibility to update this letter for events and circumstances occurring after February 9, 2007.

Very truly yours,

                            W. R. BERKLEY CORPORATION
                                  $250,000,000
                    6.250% SENIOR NOTES DUE FEBRUARY 15, 2037

                                FINAL TERM SHEET

Issuer:                          W. R. Berkley Corporation

Ratings:                         Baa2 / BBB+ / BBB (Stable / Stable / Stable)

Minimum Denomination:            $1,000 x $1,000

Trade Date:                      February 9, 2007

Settlement Date:                 February 14, 2007 (T+3)

Maturity Date:                   February 15, 2037

Total Principal Amount:          $250,000,000

Treasury Benchmark:              UST 4.500% due 2/15/2036

Treasury Price:                  93-29 (or 4.896%)

Re-offer Spread:                 +137 bps

Re-offer Yield to Maturity:      6.266%

Semi-annual Coupon:              6.250%

Public Offering Price:           99.784%

Make Whole Call Spread:          +25 bps

Day Count Convention:            30/360 Semi-annual

Interest Payment Dates:          Semi-annually on the 15th of February and August
                                 (1st payment August 15, 2007)

Use Proceeds:                    For general corporate purposes, including the repayment of indebtedness.  Such indebtedness may include W. R. Berkley
                                 Corporation's $88.8 million of 9.875% senior notes, which
                                 mature on May 15, 2008.

CUSIP / ISIN:                    084423AP7 /  US084423AP79

Joint Bookrunners:               Citigroup Global Markets Inc.
                                 Credit Suisse Securities (USA) LLC

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE
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